UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Ebix, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing fee (check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Ebix, Inc.

1 Ebix Way

Johns Creek, Georgia 30097

SUPPLEMENT DATED MAY 5, 2017

TO PROXY STATEMENT DATED APRIL 24, 2017

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2017

To Our Stockholders:

Ebix, Inc. (the “Company”), is furnishing this supplement to its proxy statement dated April, 24, 2017 (the “Proxy Statement”) in connection with the Company’s annual meeting of stockholders to be held on May 24, 2017, or at any adjournments or postponements thereof (the “Annual Meeting”).

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The Company realized that there was a clerical error in the letter to the stockholders from the Chairman of the Board. The letter referred to the Annual Meeting being held on Thursday May 24, 2017, when in fact, the Annual Meeting will be held on Wednesday May 24, 2017. The letter has been revised to correct the fact that the meeting will be held on Wednesday May 24, 2017. The letter below supersedes the letter included in the Proxy Statement.

Ebix, Inc.

1 Ebix Way

Johns Creek, Georgia 30097

April 24, 2017

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Ebix, Inc., to be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, May 24, 2017, at the Atlanta Marriott Alpharetta, located at 5750 Windward Parkway, Alpharetta, Georgia 30005.

The business of the Annual Meeting is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.

It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy or vote over the telephone or internet, as applicable, to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may withdraw your proxy by voting in person.

Sincerely,
Robin Raina
Chairman of the Board and
Chief Executive Offıcer